Exhibit 99.1

Hungarian Telephone and Cable Announces Net Income of $2.9 Million for 2005

    SEATTLE--(BUSINESS WIRE)--Feb. 28, 2006--Hungarian Telephone and Cable Corp. (AMEX:HTC) today announced results for the fourth quarter and twelve months ended December 31, 2005. Net income for the year came in at $2.9 million, or $0.20 per share for the year, versus $16.2 million, or $1.25 per share, during 2004. Results for the three and twelve months ended December 31, 2005 include the results of PanTel for three and ten months, respectively.

    RESULTS FOR FOURTH QUARTER

    For the quarter ended December 31, 2005, the Company reported net telephone service revenues of $28.0 million, an increase of 77% compared with the fourth quarter of 2004. Net measured service and subscription revenues increased 4% to $13.7 million, while other operating revenues, which includes revenues generated from the provision of leased lines, ADSL access, VPN services, Internet services and other services, increased 483% to $13.4 million, over the comparable period during 2004.
    Pro-forma net (loss) and adjusted EBITDA, which excludes foreign exchange losses/gains, fair value changes on interest rate swaps and variable option non-cash accounting charges, were ($3.0) million and $7.6 million, respectively, compared with pro-forma net income of $5.2 million and adjusted EBITDA of $4.2 million in the same period last year. This represents a decrease of 158% in pro-forma net income and 81% growth in adjusted EBITDA comparing the two periods, while pro-forma loss per share was ($0.23) for the quarter ended December 31, 2005.
    The Company's income from operations and net (loss) attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $1.3 million and ($3.8) million, respectively, for the three months ended December 31, 2005, compared with income from operations of $0.9 million and net income attributable to common stockholders of $0.8 million in the same period last year. Diluted loss per share was ($0.30) for the quarter ended December 31, 2005, compared with diluted earnings per share of $0.06 in the same period last year. The Company's results were affected by non-recurring compensation expenses during the quarter of $1.4 million related to the final phase of the Company's previously announced workforce reduction program. In addition, the Company's results for the period were also affected by the recording of a bad debt provision related to unpaid Universal Services revenues owed to the Company by the Universal Services Fund in Hungary related to 2003 and 2004, which amounted to $1.9 million, a $1.5 million non-cash charge related to variable option accounting and significant additional costs incurred by the Company related to the Company's 2005 Sarbanes-Oxley 404 project. The Company reported a net foreign exchange loss of $2.3 million for the quarter ended December 31, 2005, compared to a net gain of $2.4 million for the fourth quarter of 2004. The net foreign exchange loss for the quarter reflects the devaluation of the Hungarian forint against the euro in the fourth quarter of 2005 between September 30 and December 31 levels. Included in the results for the quarter is a $2.2 million benefit due to changes in the fair value of the Company's interest rate swaps which were entered into on March 31, 2005. This benefit is due to an upward movement, as of December 31 versus September 30, in the market value of interest rate swaps.
    A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures".

    RESULTS FOR YEAR ENDED DECEMBER 31, 2005

    For the twelve months ended December 31, 2005, the Company reported net telephone service revenues of $110.2 million, an increase of 83% compared with 2004. Net measured service and subscription revenues increased 13% to $56.8 million, while other operating revenues, which includes revenues generated from the provision of leased lines, ADSL access, VPN services, Internet services and other services, increased 491% to $48.5 million, over the comparable period during 2004.
    Pro-forma net income and adjusted EBITDA, which excludes foreign exchange losses/gains, fair value changes on interest rate swaps and variable option non-cash accounting charges, were $7.6 million and $50.6 million, respectively, compared with $15.7 million and $31.2 million in the same period last year. This represents a decrease of 107% in pro-forma net income and 62% growth in adjusted EBITDA comparing the two periods, while pro-forma diluted earnings per share was $0.54 for the year ended December 31, 2005.
    The Company's income from operations and net income attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $26.6 million and $2.8 million, respectively, for the year ended December 31, 2005, compared with income from operations of $18.8 million and net income attributable to common stockholders of $16.1 million for 2004. Diluted earnings per share was $0.20 for the year ended December 31, 2005, compared with diluted earnings per share of $1.25 for 2004. The Company's results were affected by non-recurring compensation expenses during the year of $3.8 million. This $3.8 million of non-recurring compensation expenses is comprised of $1.3 million of termination and retirement payments during the second quarter and $2.5 million of severance expenses related to the Company's previously announced workforce reduction program. In addition, the Company's results for the year were also affected by the reversal of an over-accrual related to access costs paid to mobile operators since June of 2004, which amounted to $1.7 million, the recording of a $1.9 million bad debt provision related to unpaid Universal Services revenues owed to the Company by the Universal Services Fund in Hungary related to 2003 and 2004, a $1.2 million non-cash charge related to variable option accounting and significant costs incurred by the Company related to the Company's 2005 Sarbanes-Oxley 404 project. The Company reported a net foreign exchange loss of $8.5 million for the year ended December 31, 2005, compared to a net gain of $6.9 million for 2004. The net foreign exchange loss for the year reflects the devaluation of the Hungarian forint against the euro, on the Company's 144.0 million euro average outstanding debt during the year ended December 31, 2005 and the strengthening of the U.S. dollar against Hungarian forint on the Company's 9.5 million euro denominated inter-company loan. Included in the results for the year is a $0.3 million loss due to changes in the fair value of the Company's interest rate swaps which were entered into on March 31, 2005. This loss is due to a downward movement, between March 31, 2005 and December 31, 2005, in the market value of interest rate swaps.
    A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures".
    Cash from operations for the year ended December 31, 2005 was $43.6 million, while capital expenditure was $22.1 million for the year and $20.9 million of long-term debt under the Company's new credit agreement entered into during the year was repaid. HTCC had cash and cash equivalents of $25.7 million at December 31, 2005.

    COMMENTS FROM TORBEN V. HOLM

    Commenting on these results, Torben V. Holm, President and Chief Executive Officer stated, "2005 has been a year of change within HTCC. The headlines of change have been the acquisition of PanTel, a change in the composition of the Board of Directors, changes in senior management, the physical and organizational integration of the headquarter functions of Hungarotel and PanTel, a workforce reduction program, the streamlining of the sales and marketing functions aimed at residential customers, a rebalancing of Hungarotel's tariff structure and the launch of new products and services. Most of these changes have been carried out according to our plans. Unfortunately, the rebalancing of Hungarotel's tariff structure has been received more negatively by our customers than we originally expected. As a result of this negative reception by our customers, of increasing the monthly subscription and decreasing the minute charges, we have lost more low usage customers than originally expected, and the effect of this loss will only impact us fully in 2006. We have at the same time been able to increase the sales of modern broadband products to both residential and corporate customers. On balance, given all of the changes experienced by the Company during 2005, I believe that we are coming through well given the Company's transition."
    Mr. Holm went onto say, "I believe that we are continuing to position the Company to deal with the competitive challenges the Company faces both within and outside its historical operating areas. The changes during 2005 have been challenging for everybody involved and I would like to thank all of the employees for their contributions."

    NON-GAAP FINANCIAL MEASURES

    The Company uses certain non-GAAP financial measures in evaluating its performance. These include pro-forma net income and Adjusted EBITDA (earnings before interest expense, interest income, foreign exchange gains/loss, taxes, depreciation and amortization, fair value changes on interest rate swaps and other, net). A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.
    Pro-forma net income is net income without taking into account the recorded foreign exchange gain/loss, fair value changes on interest rate swaps and non-cash variable option accounting charges. The Company adopted variable option accounting for stock options in the fourth quarter of 2004 as a result of modifications to its stock option plans. The variable option charge is non-cash and, due to its potentially volatile effect on the statement of operations, management believes that its exclusion from pro-forma net income provides additional information in measuring the financial performance of the Company. The fair value changes on interest rate swaps is non-cash and represents the value to be paid/received by the Company, at the balance sheet date, for terminating its interest rate swap obligations. The Company is required under the terms of its credit agreement to maintain, at all times, some form of interest rate hedging protection.
    Adjusted EBITDA is cash flow from operations adjusted for changes in working capital, income taxes paid, interest paid, interest received, and other miscellaneous changes.
    Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. The Company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents measurements that investors and its lending banks have indicated to management are important in assessing the Company and its liquidity. While the Company utilizes these non-GAAP financial measures in managing its business and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on the Company's cash flow. Pro-forma net income does not take into account the foreign exchange gains/losses, however these gains/losses may recur in future periods depending upon currency movements. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.
    The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

    ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is the leading alternative telecommunications service provider in the Republic of Hungary with a presence in other countries in Central and Eastern Europe.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                  Hungarian Telephone and Cable Corp.
                         Financial Highlights
                 (In Millions, Except Per Share Data)


                         Statements of Income


                                            Three Months    Year
                                                Ended       Ended
                                            December 31,  December 31,
                                              2005  2004   2005  2004
                                            ------------- ------------
                                             (unaudited)

Measured Service Revenues                     $9.6  $7.8  $43.1 $31.2
Subscription Revenues                          7.1   6.9   25.9  25.1
Net Interconnect Charges                      (3.0) (1.5) (12.2) (5.9)
                                            ------------- ------------
     Net Measured Service and
     Subscription Revenues                    13.7  13.2   56.8  50.4
Connection Fees                                0.2   0.3    0.9   1.7
Wholesale revenues, net                        0.7     -    4.0     -
Other Operating Revenues, net:
     Provision of direct lines                 8.5   1.1   30.7   4.3
     ADSL access, VPN services                 2.0   0.2    7.2   0.6
     Internet Services                         1.6   0.2    5.9   0.6
   Other                                       1.3   0.8    4.7   2.7
                                            ------------- ------------
Other Operating Revenues Total                13.4   2.3   48.5   8.2
                                            ------------- ------------
     Telephone Service Revenues, Net          28.0  15.8  110.2  60.3
                                            ------------- ------------

Income from Operations                         1.3   0.9   26.6  18.8
Interest Expense                               3.5   2.2   14.1   9.1
Fair Value Changes on Interest Rate Swaps
 (Loss) Gain                                   2.2     -   (0.3)    -
Net (Loss) Income                             (3.8)  0.8    2.9  16.2
Net (Loss) Income Per
     Common Share:
          Basic                             ($0.30)$0.06  $0.22 $1.30
          Diluted                           ($0.30)$0.06  $0.20 $1.25
Weighted Average Number of Shares
     Outstanding:
          Basic                               12.7  12.4   12.7  12.4
          Diluted                             12.7  13.0   14.3  13.0




                             Balance Sheet

                                     Year Ended         Year Ended
                                    December  31        December 31
                                        2005               2004
                                 ------------------  -----------------


Current Assets                               $69.6              $21.1
Property, Plant and
     Equipment, net                          164.2              129.4
Total Assets                                 298.8              192.3

Total Current Liabilities                     66.3               35.6
Long Term Debt                               158.2               71.7
Total Stockholders Equity                     70.9               81.5
Total Liabilities and
     Stockholders Equity                     298.8              192.3




Reconciliation of Non-GAAP Financial Measures:

Net Income to Pro-Forma Net Income Excluding Certain Items
(In Millions)
(unaudited)


                                                   Three
                                                   Months
                                                   Ended
                                                  December  Year Ended
                                                     31      December
                                                 ---------- ----------
                                                 2005 2004  2005 2004
                                                 ---------- ----------

Net Income as Reported                           (3.8) 0.8   2.8 16.1

Foreign Exchange Loss (Gain)                      2.3 (2.4)  8.5 (6.9)

Variable option accounting charge (non-cash)      1.5  6.4   1.2  6.4

Fair Value Changes on Interest Rate Swaps Loss
 (Gain)                                          (2.2)   -   0.3    -

Deferred Income Tax effect on
     Pro-Forma Adjustments                       (0.8) 0.4  (5.2) 0.1
                                                 ---------- ----------
Pro-Forma Net Income Excluding Certain Items     (3.0) 5.2   7.6 15.7
                                                 ========== ==========


Net Income Per Share Fully Diluted to Pro-Forma Net Income Per Share
Fully Diluted
Excluding Certain Items
(unaudited)

                                             Three Months
                                                 Ended     Year Ended
                                              December 31   December
                                             ------------ ------------
                                              2005  2004   2005  2004
                                             ------------ ------------

Net Income as Reported                       (0.30) 0.06   0.20  1.25

Foreign Exchange Loss (Gain)                  0.18 (0.18)  0.59 (0.53)

Fair Value Changes on Interest Rate Swaps
 Loss (Gain)                                  0.12  0.48   0.08  0.49

Interest Rate Swap Loss (Gain)               (0.17)    -   0.02     -

Deferred Income Tax effect on
     Pro-Forma Adjustments                   (0.06) 0.03  (0.36) 0.01
                                             ------------ ------------
Pro-Forma Net Income Excluding Certain Items (0.23) 0.40   0.54  1.22
                                             ============ ============




Cash Flow from Operations to Adjusted
EBITDA
(In Millions)
(unaudited)

                                      Fourth Quarter
                                          Ended         Year Ended
                                       December 31      December 31
                                     ---------------- ----------------
                                        2005    2004     2005    2004
                                     ---------------- ----------------

Cash Flow from Operations                5.6     2.9     43.6    27.7

Changes in Working Capital              (2.4)    4.7     (2.5)    3.7
Income Taxes Paid                        0.8     1.4      1.3     1.4
Interest Paid                            5.6     2.1     10.3     7.4
Interest Received                       (0.3)   (0.4)    (0.9)   (2.4)
Variable option acct. (non-cash)        (1.5)   (6.4)    (1.2)   (6.4)
Other                                   (0.2)   (0.1)     0.0    (0.2)
                                     ---------------- ----------------
Adjusted EBITDA                          7.6     4.2     50.6    31.2
                                     ================ ================

    CONTACT: Hungarian Telephone and Cable Corp.
             Chief Financial Officer
             William McGann, (011) 361-474-7700 (Hungary)
             206-654-0204 (U.S.)